SPECIAL POWER OF ATTORNEY

The undersigned does hereby constitute and appoint Lisa S.
Trainor as the true and lawful attorney of the undersigned, and authorizes and designates her to sign on behalf of the undersigned, and to file filings and any amendments thereto made by or on behalf of the undersigned in respect of the beneficial ownership of equity securities held by the undersigned, directly, indirectly or beneficially, pursuant to the Securities Act of 1933, as amended
(the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with the Securities Act or the Exchange Act.

This Special Power of Attorney shall remain in full force and effect until March 31, 2004.

IN WITNESS WHEREOF, the undersigned has caused this Special Power of Attorney to be executed as of May 22, 2003.


				By:/s/  Stephen G. Kasnet
				Name:  Stephen G. Kasnet


COMMONWEALTH OF MASSACHUSETTS

ON THIS DAY personally appeared before me Stephen G. Kasnet, to me known to be the individual described in and who executed the within and foregoing instrument and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes therein mentioned. Subscribed and sworn before me this 22nd day of May 2003 in and for the County of Essex, Commonwealth of Massachusetts.


				/s/  Charlotte Sottile
				Notary Public
				Name:  Charlotte Sottile
				My commission expires: October 10, 2008